Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 19, 2019, which includes an explanatory paragraph as to the company’s ability to continue as going concern, with respect to the financial statements of Adial Pharmaceuticals, Inc. as of December 31, 2018 and 2017 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

East Hanover, New Jersey

March 22, 2019